Exhibit 16

February 11, 2021

Office of the Chief Accountant

Securities and Exchange Commission

100F Street, NE

Washington, D.C. 20549

Ladies and Gentlemen:

We have read LMP Automotive Holdings, Inc’s statements (the “Company”) included under item 4.01 of its Form 8-K dated February 11, 2021. We agree with the statements concerning our firm under Item 4.01. We are not in a position to agree or disagree with other statements contained therein.

Very truly yours,

Grassi and Co., CPAs, P.C.

Jericho, NY